UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of 2.25% Convertible Senior Notes

On March 16, 2016, in connection with a previously announced private offering, NuVasive, Inc. (the “Company”) issued $650 million aggregate principal amount of 2.25% Convertible Senior Notes due 2021 (the “Notes”), which amount includes $100 million aggregate principal amount of Notes issued pursuant to the initial purchasers’ exercise in full of their option to purchase additional Notes. The Notes were issued pursuant to an Indenture (the “Indenture”) by and between the Company and Wilmington Trust National Association as the trustee (the “Trustee”).

The sale of the Notes generated net proceeds of approximately $634 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $66 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company from the warrant transactions described below).

Concurrently with the offering, in a separate transactions, the Company used approximately $345 million of the net proceeds from the offering to repurchase approximately $277 million in principal amount of the Company’s outstanding $402.5 million aggregate principal amount of its Convertible Senior Notes due 2017 (the “2017 Notes”) through one of the initial purchasers and/or its affiliates as the Company’s agent. The Company expects to use the remaining net proceeds for general corporate purposes, which may include additional repurchases of outstanding 2017 Notes.

The Notes are:

•	the Company’s general unsecured obligations;

•	senior in right of payment to all future indebtedness that is contractually subordinate to the Notes;

•	equal in right of payment to all indebtedness that is not contractually subordinated to the Notes;

•	structurally subordinated to the existing and future indebtedness and other liabilities of the Company’s subsidiaries, including trade payables but excluding intercompany liabilities and liabilities of a type not required to be recorded on the balance sheet in accordance with GAAP;

•	effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	initially limited to an aggregate principal amount of $650,000,000.

The Notes bear interest at a rate of 2.25% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2016. The Notes will mature on March 15, 2021, unless earlier converted or repurchased.

Prior to the close of business on the business day immediately preceding September 15, 2020, the Notes will be convertible at the option of holders only upon the satisfaction of specified conditions and during certain periods. Thereafter until close of business on the second scheduled trading day preceding maturity, the Notes will be convertible at the option of the holders at any time regardless of these conditions.

The initial conversion rate is 16.7158 shares of common stock of the Company per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $59.82 per share. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The Company will satisfy its conversion obligation in cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior to March 20, 2019. The Company may redeem the Notes, at its option, in whole or in part on or after March 20, 2019 until the close of business on the business day immediately preceding September 15, 2020 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company delivers written notice of a redemption. The redemption price will be equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. The Company will provide written notice of redemption not less than 95 nor more than 120 calendar days before the redemption date.

The Indenture does not limit the amount of debt that may be issued by the Company or its subsidiaries under the Indenture or otherwise. Upon the occurrence of certain fundamental changes involving the Company, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. Other than restrictions relating to certain fundamental changes and consolidations, mergers or asset sales and customary anti-dilution adjustments, the Indenture does not contain any financial covenants and does not restrict the Company from paying dividends or issuing or repurchasing any of its other securities.

The events of default, which may result in the acceleration of the maturity of the Notes, include default in the payment of principal on the Notes, default in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company for 60 days after written notice from the trustee or the holders of 25% principal amount of the Notes then outstanding to comply with any of the Company’s other agreements contained in the Notes or the Indenture, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture, cross acceleration with certain indebtedness, failure to pay, bond or discharge certain judgments and certain events of bankruptcy or insolvency involving the Company or its significant subsidiaries.

If an event of default, other than an event of default involving bankruptcy or insolvency events with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and to the Trustee, may declare the principal amount of, and accrued and unpaid interest on, the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events with respect to the Company occurs and is continuing, then the principal amount of, and accrued and unpaid interest on, the Notes then outstanding shall become immediately due and payable, without any notice or other action by any holder or the Trustee. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Notes.

The description of the Indenture is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Call Option and Warrant Transactions

In connection with the issuance of the Notes, the Company entered into call option transactions (collectively the “Call Option Confirmations”) with each of the initial purchasers or their affiliates, related to the initial issuance of $650,000,000 in aggregate principal amount of Notes, which amount includes $100,000,000 in aggregate principal amount of Notes issued pursuant to the initial purchasers’ exercise in full of their option to purchase additional Notes. The Call Option Confirmations cover the same number of shares of the Company’s common stock underlying the Notes. The Company also entered into separate warrant transactions (the “Warrant Confirmations” and, with the Call Option Confirmations, the “Confirmations”) with each of the initial purchasers or their affiliates pursuant to which the Company issued warrants (the “Warrants”) that will be exercisable into a number of shares of the Company’s common stock at price per share equal to $80.00, subject to adjustment as set forth in the Warrants. The transactions related to the Warrants will have a dilutive effect on the Company’s common stock if the market value per share of the Company’s common stock exceeds the applicable strike price of the Warrants. However, subject to certain conditions, the Company may elect to settle the Warrants in cash. The Company used approximately $66 million of the proceeds of the issuance to pay the cost of the Confirmations, after taking into account the proceeds from the sale of the Warrants.

The description of the Confirmations does not purport to be complete and is qualified in its entirety by reference to the Confirmations attached as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events

As set forth in Item 1.01 of this Current Report, contemporaneously with the closing of the offering of Notes, the Company used approximately $345 million of the net proceeds from the offering to repurchase approximately $277 million in principal amount of the Company’s outstanding 2017 Notes through one of the initial purchasers and/or its affiliates as the Company’s agent.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of March 16, 2016 between the Company and the Trustee.

4.2	Form of 2.25% Convertible Senior Note due 2021 (included in Exhibit 4.1).

10.1	Confirmation for base call option transaction dated as of March 10, 2016, between Bank of America, N.A. and the Company.

10.2	Confirmation for additional call option transaction dated as of March 11, 2016, between Bank of America, N.A. and the Company.

10.3	Confirmation for base call option transaction dated as of March 10, 2016, between Goldman, Sachs & Co. and the Company.

10.4	Confirmation for additional call option transaction, dated as of March 11, 2016, between Goldman, Sachs & Co. and the Company.

10.5	Confirmation for base warrant transaction, dated as of March 10, 2016, between Bank of America, N.A. and the Company.

10.6	Confirmation for additional warrant transaction, dated as of March 11, 2016, between Bank of America, N.A. and the Company.

10.7	Confirmation for base warrant transaction, dated as of March 10, 2016, between Goldman, Sachs & Co. and the Company.

10.8	Confirmation for additional warrant transaction, dated as of March 11, 2016, between Goldman, Sachs & Co. and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel

Date: March 16, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of March 16, 2016 between the Company and the Trustee.

4.2	Form of 2.25% Convertible Senior Note due 2021 (included in Exhibit 4.1).

10.1	Confirmation for base call option transaction dated as of March 10, 2016, between Bank of America, N.A. and the Company.

10.2	Confirmation for additional call option transaction dated as of March 11, 2016, between Bank of America, N.A. and the Company.

10.3	Confirmation for base call option transaction dated as of March 10, 2016, between Goldman, Sachs & Co. and the Company.

10.4	Confirmation for additional call option transaction, dated as of March 11, 2016, between Goldman, Sachs & Co. and the Company.

10.5	Confirmation for base warrant transaction, dated as of March 10, 2016, between Bank of America, N.A. and the Company.

10.6	Confirmation for additional warrant transaction, dated as of March 11, 2016, between Bank of America, N.A. and the Company.

10.7	Confirmation for base warrant transaction, dated as of March 10, 2016, between Goldman, Sachs & Co. and the Company.

10.8	Confirmation for additional warrant transaction, dated as of March 11, 2016, between Goldman, Sachs & Co. and the Company.